UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2013

SANWIRE CORPORATION (FORMERLY NT MINING CORPORATION)
(Exact name of registrant as specified in its charter)

Nevada	000-27715	94-3342064
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4528 South Sheridan Road Suite 212 Tulsa, OK		74145
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 1-800-243-1254

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Sanwire Corporation Expands Operation and Appoints New General Manager

Tulsa, OK – June 12, 2013 – Sanwire Corporation (“Sanwire” or the “Company”) (OTCQB: NTMG), a global provider of wireless communications services and data solutions, is pleased to announce its wholly owned subsidiary, Aero Networks (“Aero”), has opened a new office facility in Santa Fe, New Mexico and has appointed Les Matthews as the General Manager of this new branch.

This office expansion comes as a result of Aero’s planned growth in the New Mexico area and the need for local presence. Rural New Mexico communities have long lagged behind in development of advanced communication capabilities and Aero sees this as an opportunity to capitalize. The New Mexico office will emphasize cultivating new relationships with the local business community, while expanding Aero’s reach and technology footprint. Aero will not only gain better relationships with several different agencies and communities in the area, but also leverage the company’s core strengths in order to improve communication services especially in rural areas.

Mr. Les Matthews will be the General Manager for the New Mexico office. Mr. Matthews was the Managing General Partner in two New Mexico private equity funds. The state of New Mexico was the lead investor in each fund, along with Native American tribes, several local banks, and family offices. Mr. Matthews, along with a Connecticut-based private equity firm, founded one of New Mexico’s largest wireless Internet Service Providers, which obtained grant funding from the Rural Utility Service in excess of $1million to successfully implement two Community Connect projects in New Mexico. Mr. Matthews was also the founder and CEO of a number of successful companies that were funded by private equity firms; the largest had revenues in excess of $40 million and employed 400 people.  As a result of both his private equity experience and role as company founder, Mr. Matthews has been involved with several dozen mergers and acquisitions across a variety of businesses over the past 25 years. Mr. Matthews was the Vice-Chairman of Santa Fe Economic Development, and was on the board of directors of Santa Fe Business Incubator for ten years, the last three serving as its Chairman.

“There is a significant opportunity in New Mexico to serve tribal and rural communities, and I am delighted to be part of the Aero team,” said Mr. Matthews. “As we establish our new offices in New Mexico, we are planning on leveraging the Aero offering to improve the communication infrastructure in selected markets, especially in rural areas.”

Rick Bjorklund, President of Aero, stated, "We are very lucky to have Mr. Matthews join our team and run our New Mexico branch. New Mexico is a tremendous market for our products and services. Aero looks forward to establishing mutually advantageous relationships with local organizations to help grow our business."

About Sanwire Corporation and Aero Networks

Sanwire is a global provider of wireless communications services, data solutions, and application software/hardware. Sanwire’s vertically integrated portfolio of solutions target a diverse array of enterprises and multiple disciplines with one goal in mind - deliver efficient and reliable communications. For more information, visit us at www.sanwire.net.

Aero Networks, a wholly owned subsidiary of Sanwire Corporation, provides advanced telecommunications and broadband services to rural communities and Native American tribes with focus on public safety, education and healthcare sectors. Aero is a pioneer in delivering 4G/LTE, TV White Space, and advanced wireless technologies. For more information, visit us at www.aeronetworks.net.

Contact:

Sanwire Corporation

info@sanwire.net

1 (800) 243-1254

Certain statements included in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations.